Exhibit 10.2

TERM SHEET WITH RESPECT TO

GLOBAL SETTLEMENT AND WITHDRAWAL OF COMMITTEE OBJECTIONS

The following terms and conditions are part of a comprehensive compromise and settlement between the Debtors, the Ad Hoc Committee, Wasserstein and the Official Committee (each as defined below and, collectively, the “Parties” and each, a “Party”). The Parties have authorized their respective undersigned counsel to execute this term sheet on their behalf, and the undersigned counsel hereby represent and warrant that they are so authorized. Each element of this term sheet is consideration for each other element and an integral aspect of the proposed comprehensive compromise and settlement. This term sheet does not constitute an offer of securities or a solicitation of acceptances or rejections of any future chapter 11 plan for the Debtors. The terms and provisions set forth herein are preliminary and subject to the execution and delivery of definitive documentation. This summary of terms and conditions is not intended to define or describe all of the terms and conditions of the proposed transactions described herein.

Proposed Global Resolution

Debtors:	Harry & David Holdings, Inc.; Harry and David; Harry & David Operations, Inc.; and Bear Creek Orchards, Inc.

Ad Hoc Committee:	The ad hoc committee of certain holders of the Debtors’ public notes represented by Stroock & Stroock & Lavan LLP in connection with the Debtors’ chapter 11 bankruptcy cases

Wasserstein:	Wasserstein Partners LP and its affiliate Wasserstein & Co., LP., together with the funds managed by them.

Official Committee:	The official committee of unsecured creditors appointed in the Debtors’ chapter 11 cases

Amended Plan Term Sheet:	Each of the Parties hereto agrees to support the Plan Term Sheet annexed hereto (the “Amended Plan Term Sheet”) reflecting the terms of an amended plan support agreement (the “Amended PSA”). The Parties’ agreement to the Amended Plan Term Sheet is a condition to the Committee’s agreement to this term sheet.

Committee Backstop and Accredited Investor Objections:	No later than Monday, May 9, 2011, the Committee will file with the Bankruptcy Court notices of withdrawal of the objections filed with respect to the Motion of the Debtors for an Order Approving and Assuming Backstop Stock Purchase Agreement and Fee and Indemnification Provisions Related Thereto (the “Backstop Motion”) and the Motion of the Debtors for an Order (I) Authorizing Them to Distribute an Accredited Investor Questionnaire to Their Unsecured Creditors; (II) Approving Procedures Related Thereto and (III) Setting Rights Offering Record Date (the “Accredited Investor Motion”)

DIP Financing:	The Parties agree to the entry of the attached proposed final order approving the DIP Financing Motion (as defined below). No later than Monday, May 9, 2011, the Committee will file with the Bankruptcy Court a notice of withdrawal of its objection to the Motion of the Debtors for Interim and Final Orders Pursuant to 11 U.S.C. Sections 105, 107, 361, 362, 363, 364 and 507 and Rules 2002, 4001, 9014 and 9018 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to (A) Obtain Post-Petition Financings, (B) Obtain Exit Financing, (C) Use Cash Collateral; and (D) File Related Fee Letters Under Seal; (II) Granting Liens and Super-Priority Claims; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief (the “DIP Financing Motion”).

Announcement of Settlement:	The Parties will announce to the Bankruptcy Court at the hearing on May 10, 2011 the terms of the settlement, including the Committee’s agreement to support and commit to a plan of reorganization consistent with the terms of the Amended Plan Term Sheet.

Discovery:	All discovery propounded by the Committee in connection with the Backstop Motion, the Accredited Investor Motion and the DIP Financing Motion (including the subpoenas issued to the Debtors, the Ad Hoc Committee, and Wasserstein) shall be stayed until the earlier of (a) the effective date of a plan consistent with the Amended PSA, at which time the discovery shall be withdrawn or otherwise terminate, or (b) the occurrence of a Termination Event as defined in the Amended PSA.

SEC Filing:	No later than 7 a.m. ET on Tuesday May 10, 2011, the Debtors will issue an 8K with the Securities and Exchange Commission, together with a copy of the Amended Plan Term Sheet and this term sheet, announcing the terms of the Amended Plan Term Sheet, along with the committee’s support thereof and thereto, and an estimate of the range of general unsecured claims expected in the cases.

Date: May 9, 2011

By: /s/ Daniel J. DeFranceschi	By: /s/ Robert J. Dehney

Daniel J. DeFranceschi (No. 2732)

Paul N. Heath (No. 3704)

Zachary I. Shapiro (No. 5103)

Tyler D. Semmelman (No. 5386)

RICHARDS, LAYTON & FINGER, P.A.

920 N. King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

-and-

David G. Heiman

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone: (216) 586-3939

Brad B. Erens

Timothy W. Hoffmann

JONES DAY

77 West Wacker

Chicago, Illinois 60601

Telephone: (312) 782-3939

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

Robert J. Dehney (No. 3578)

Gregory W. Werkheiser (No. 3553)

Andrew Remming (No. 5120)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street, 18th Floor

Wilmington, DE 19801

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

-and-

STROOCK & STROOCK & LAVAN LLP

Kristopher M. Hansen

Erez E. Gilad

180 Maiden Lane

New York, New York 10038

Telephone: (212) 806-5400

Facsimile: (212) 806-6006

ATTORNEYS FOR THE AD HOC COMMITTEE

Date: May 9, 2011

By: /s/ Laura Davis Jones	By: /s/ Michael R. Nestor

Laura Davis Jones (Bar No. 2436)

Bradford J. Sandler (Bar No. 4142)

PACHULSKI STANG ZIEHL & JONES LLP

919 North Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705 (Courier 19801)

Telephone: (302) 652-4100

Facsimile: (302) 652-4400

-and-

LOWENSTEIN SANDLER PC

Kenneth A. Rosen, Esq.

Sharon L. Levine, Esq.

Thomas A. Pitta, Esq.

Nicole Stefanelli, Esq.

65 Livingston Avenue

Roseland, New Jersey 07068

Telephone: (973) 597-2500

Facsimile: (973) 597-2400

PROPOSED COUNSEL TO OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Michael R. Nestor, Esq.

Edmon L. Morton, Esq.

Donald J. Bowman, Jr., Esq.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

-and-

Thomas B. Walper, Esq.

Seth Goldman, Esq.

MUNGER, TOLLES & OLSON LLP

255 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

Telephone: (213) 683-9554

ATTORNEYS FOR WASSERSTEIN PARTNERS LP AND WASSERSTEIN & CO., LP